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                                                                     EXHIBIT 1.2



                                4,500,000 SHARES



                            LAMAR ADVERTISING COMPANY



                              CLASS A COMMON STOCK





                             UNDERWRITING AGREEMENT


                             DATED NOVEMBER 15, 2000



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                             UNDERWRITING AGREEMENT



                                                               November 15, 2000

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

Ladies and Gentlemen:

         Lamar Advertising Company, a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Underwriter") an aggregate of 4,500,000 shares (the "Firm Shares") of its Class A Common Stock, par value $.001 per share (the "Class A Common Stock"). In addition, the Company has granted to the Underwriter an option to purchase up to an additional 675,000 shares (the "Option Shares") of Class A Common Stock, as provided in Section 2. The Firm Shares and, if and to the extent such option is exercised, the Option Shares are collectively called the "Shares."

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

         SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants as follows:

         (a) A registration statement on Form S-3 (File No. 333-48288) with respect to, among other securities, the Company's Class A Common Stock has been filed with the Securities and Exchange Commission (the "Commission") under the Act and has become effective. On the effective date of such registration statement, such registration statement conformed in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations of the Commission (the "Rules and Regulations"). Copies of such registration statement, including any amendments thereto, the preliminary prospectuses contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, including any documents incorporated therein by reference and any exhibits, financial statements and schedules thereto, herein referred to as the "Registration Statement," has been declared effective by the Commission under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The form of prospectus dated November 2, 2000 included in the Registration Statement, as supplemented by the prospectus supplement, dated the date of this Agreement, relating to the offering of the Firm Shares and the Option Shares and filed by the Company with the Commission pursuant to Rule 424(b), are herein referred to collectively as the "Prospectus." Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such Registration Statement or Prospectus, as the case may be, and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated


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by reference therein, and any supplements or amendments relating to the Shares being issued and sold pursuant hereto, filed with the Commission under Rule 424(b), and prior to the termination of the offering of the Shares by the Underwriter.

         (b) Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

         (c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the subsidiaries listed on
Schedule I hereto (the "Subsidiaries") are the only subsidiaries of the Company; the Subsidiaries have been duly organized and are validly existing entities in good standing under the laws of their jurisdiction of organization, with corporate power and authority to own or lease their properties and conduct their business as described in the Registration Statement, except where the failure so to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. The Company and the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure so to qualify would not result in a Material Adverse Change; the outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable; and, except as indicated on Schedule I hereto, all of the shares of capital stock of the Subsidiaries are owned by the Company (free and clear of all liens, encumbrances and security interests (other than as described in the Registration Statement) which would not reasonably be expected individually or in the aggregate to materially impair the value of such shares, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests of the Subsidiaries are outstanding. Except for the Subsidiaries and investments in securities as described in the Registration Statement, the Company has no equity or other interest in, or right to acquire an equity or other interest in, any corporation, partnership, trust or other entity.

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         (d) The outstanding shares of Class A Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully-paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.

         (e) The Shares conform with the statements concerning them in the Registration Statement.

         (f) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains and the Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the Act and the Rules and Regulations. The documents incorporated by reference in the Prospectus, at the time they were filed or will be filed with the Commission, conformed or will conform at the time of filing, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Act, as applicable, and the Rules and Regulations of the Commission thereunder. Neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplement thereto, including any documents incorporated by reference therein, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or incorporated by reference or any such amendment or supplement or any documents incorporated by reference therein, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter, specifically for use in the preparation thereof.

         (g) The consolidated financial statements of the Company and its subsidiaries, together with related notes and schedules, as set forth or incorporated by reference in the Registration Statement, present fairly the consolidated financial position and the consolidated results of operations of the Company and its subsidiaries at the indicated dates and for the indicated periods. All such financial statements have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein. The summary and selected financial and statistical data included or incorporated by reference in the Registration Statement present fairly in all material respects the


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information shown therein and have been compiled on a basis consistent with the financial statements presented therein. The (i) pro forma condensed consolidated statement of operations of the Company and its subsidiaries and the related notes thereto, included as Exhibit 99.1 to the Company's Current Report on Form 8-K filed with the Commission on September 6, 2000, (ii) pro forma condensed consolidated statement of operations of the Company and its subsidiaries and the related notes thereto, included as Exhibit 99.1 to the Company's Current Report on Form 8-K dated February 8, 2000 and filed with the Commission on February 9, 2000, (iii) pro forma condensed consolidated statement of earnings (loss) of the Company and its subsidiaries and the related notes thereto and pro forma condensed consolidated balance sheet of the Company, included as Exhibit 99.2 to the Company's Current Report on Form 8-K dated November 22, 1999 and filed with the Commission on November 23, 1999, and (iv) pro forma condensed consolidated statement of operations of the Company and its subsidiaries and the related notes thereto and pro forma condensed consolidated balance sheet of the Company, included as Exhibit 99.2 to the Company's Current Report on Form 8-K dated July 6, 1999 and filed with the Commission on July 7, 1999, present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

         (h) After due inquiry, the Company has no reason to believe that the consolidated balance sheet and consolidated statement of operations, stockholders' deficit and cash flow of Chancellor Media Outdoor Corporation (the "Updated Chancellor Media Financials") included as Exhibit 99.1 to the Company's Current Report on Form 8-K dated November 22, 1999 and filed with the Commission on November 23, 1999, do not fairly present the consolidated financial position, results of operations, changes in stockholder's equity and cash flows described therein on the basis described therein at the respective dates or for the respective periods to which they apply or that the Updated Chancellor Financials have not been prepared in accordance with generally accepted accounting principles consistently applied, except as described therein.

         (i) After due inquiry, the Company has no reason to believe that the
(i) consolidated balance sheets, consolidated statements of operations, equity and cash flows of Chancellor Media Outdoor Corporation (the "Chancellor Media Financials"), (ii) statements of income, divisional equity and cash flows, balance sheets, and statements of income and cash flows of Whiteco Industries, Inc. (the "Whiteco Financials"), (iii) statements of operations, partners' capital and cash flows, balance sheets, and statements of operations, partners' capital (deficit) and cash flows of Martin Media L.P. (the "Martin Media Financials"), and (iv) statements of operations, retained earnings and cash flows, balance sheets, statements of income, retained earnings and cash flows of Martin & MacFarlane, Inc. (the "Martin & MacFarlane Financials,"


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collectively, with the Chancellor Media Financials, the Martin Media Financials
and the Whiteco Financials, the "Chancellor Financials"), included as Exhibit
99.1 to the Company's Current Report on Form 8-K dated July 6, 1999 and filed with the Commission on July 7, 1999,), do not fairly present the consolidated financial position, results of operations, changes in stockholder's equity and cash flows of the entities described therein on the basis described therein at the respective dates or for the respective periods to which they apply or that the Chancellor Financials have not been prepared in accordance with generally accepted accounting principles consistently applied, except as described therein.

         (j) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the applicable requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendment thereto become effective, at the date of the Prospectus and at the First Closing Date and the Second Closing Date, as the case may be, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (k) There is no action or proceeding pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries before any court or administrative agency or by any regulatory authority that may reasonably be expected to result in a Material Adverse Change.

         (l) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming to the description thereof set forth in the Registration Statement, with such exceptions as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or materially impair the value of such leasehold estate to the Company or such Subsidiary.

         (m) The Company and the Subsidiaries have filed all Federal, State and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith, except for such failure to file or defaults in payment of a character not required to be disclosed in the Prospectus and that would not reasonably be expected to result in a Material Adverse Change.



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         (n) Neither the Company nor any of the Subsidiaries is, nor with the giving of notice, lapse of time or both, will be, in default under its Certificate of Incorporation or By-Laws or any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound and which default is of material significance in respect of the business or financial condition of the Company and the Subsidiaries taken as a whole. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party, or of the Charter or By-Laws of the Company or the Subsidiaries or any order, rule or regulation applicable to the Company or any of the Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction which conflict, breach or default would result in a Material Adverse Change.

         (o) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriter under State securities or Blue Sky laws) has been obtained or made and is in full force and effect.

         (p) The Company and each of the Subsidiaries hold all material licenses, consents, authorizations, approvals, orders, certificates and permits (collectively, "Licenses") of and from, all federal, state, local, foreign and other governmental authorities, all self-regulatory organizations in each case as required for the conduct of the business in which it is engaged, and each such License is in full force and effect, except to the extent that the failure to obtain or maintain any such License would not result in a Material Adverse Change.

         (q) The Company and the Subsidiaries are in compliance with all applicable federal, state, foreign and local laws and regulations relating to
(i) zoning, land use, protection of the environment, human health and safety or hazardous or toxic substances, wastes, pollutants or contaminants and (ii) employee or occupational safety, discrimination in hiring, promotion or pay of employees, employee hours and wages or employee benefits, except where such noncompliance would not, singly or in the aggregate, result in a Material Adverse Change.

         (r) KPMG LLP, who have certified the financial statements of the Company filed with the Commission as part of, or incorporated by reference in, the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.



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         (s) PricewaterhouseCoopers LLP, who have certified the Chancellor Media
Financials and certain of the Whiteco Financials, the Martin Media Financials and the Martin & MacFarlane Financials filed with the Commission as part of, or incorporated by reference in, the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

         (t) BDO Seidman LLP, who have certified certain of the Whiteco Financials filed with the Commission as part of, or incorporated by reference in, the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

         (u) Arthur Andersen LLP, who have certified certain of the Martin Media Financials and Martin & MacFarlane Financials filed with the Commission as part of, or incorporated by reference in, the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

         (v) Barbich Longcrier Hooper & King, Accounting Corporation, who have certified certain of the Martin & MacFarlane Financials filed with the Commission as part of, or incorporated by reference in, the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

         (w) The Company has never been, is not now, and immediately after the sale of the Shares under this Agreement will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (x) The Shares of the Company to be sold under this Agreement (subject to the additional approval of the shares, if any, being registered pursuant to Rule 462(b)) have been approved for listing on the Nasdaq Stock Market subject to official notice of issuance, if required.

         SECTION 2. PURCHASE, SALE AND DELIVERY OF THE SHARES.

         (a) The Firm Shares. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Firm Shares. The purchase price per Firm Share to be paid by the Underwriter to the Company shall be $44.125 per share.

         (b) The First Closing Date. Delivery of certificates for the Firm Shares to be purchased by the Underwriter and payment therefor shall be made at the offices of the Underwriter, 1585 Broadway, New York, New York (or such other place as may be agreed to by the Company and the Underwriter) at 6:00 a.m. New York time, on November 20, 2000 or such



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other time and date not later than 10:30 a.m. New York time, on November 20,
2000 as the Underwriter shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date").

         (c) The Option Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an aggregate of 675,000 Option Shares from the Company at the purchase price per share to be paid by the Underwriter for the Firm Shares. The option granted hereunder is for use by the Underwriter solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Underwriter to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Once given in writing, such notice shall be irrevocable. Such notice shall set forth (i) the aggregate number of Option Shares as to which the Underwriter is exercising the option, (ii) the names and denominations in which the certificates for the Option Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Shares and the Option Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Underwriter and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise, except that if such time and date of delivery are to occur simultaneously with the First Closing Date, the Underwriter shall give the Company at least one business day's notice thereof.

         (d) Payment for the Shares. Payment for the Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.

         (e) Delivery of the Shares. The Company shall deliver, or cause to be delivered, to the Underwriter for the account of the Underwriter certificates for the Firm Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Underwriter for the accounts of the Underwriter, certificates for the Option Shares the Underwriter has agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Shares shall be in definitive form and registered in such names and denominations as the Underwriter shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day


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preceding the First Closing Date (or the Second Closing Date, as the case may
be) at a location in New York City as the Underwriter may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

         SECTION 3. PUBLIC OFFERING OF THE SHARES.

         The Underwriter hereby advises the Company that the Underwriter intends to offer the Shares for sale as described in the Prospectus as soon after this Agreement has been executed as the Underwriter, in its sole judgment, has determined is advisable and practicable.

         SECTION 4. COVENANTS OF THE COMPANY.

         The Company covenants and agrees with the Underwriter that:

         (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a supplementary prospectus setting forth such other information and the terms of the offering contemplated by Section 2 hereof, (ii) not file any amendment to the Registration Statement or supplement to the Prospectus or document incorporated by reference therein of which the Underwriter shall not previously have been advised and furnished with a copy or to which the Underwriter shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriter.

         (b) The Company will advise the Underwriter promptly of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, and the Company will use all reasonable efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

         (c) The Company will deliver to, or upon the order of, the Underwriter during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriter may reasonably request; provided, however, that if the Underwriter is required to deliver a prospectus in connection with sales of any shares at any time nine months or more after the date of this Agreement, upon your request, but at the expense of the Underwriter, the Company will prepare



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and deliver to the Underwriter such copies of an amended and supplemented
Prospectus as you may reasonably request. The Company will deliver to the Underwriter at or before the Closing Date, four complete conformed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Underwriter such number of copies of the Registration Statement, including documents incorporated by reference therein, and of all amendments thereto, as the Underwriter may reasonably request.

         (d) If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Company promptly will, at its election, either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law.

         (e) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

         (f) The Company will, for a period of five years from the Closing Date, deliver to the Underwriter copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act.

         (g) No offering, sale or other disposition of any Class A Common Stock of the Company or any other securities convertible or exchangeable or exercisable for Class A Common Stock or derivatives of Class A Common Stock, will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Underwriter except that the Company may, without such consent,
(i) issue shares of Class A Common Stock in connection with the pending acquisitions or



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otherwise as consideration for the acquisition of additional outdoor advertising or logo sign assets, (ii) issue shares upon the exercise of options outstanding on the date of this Agreement and disclosed in the Company's filings with the Commission or otherwise pursuant to the Company's 1996 Equity Incentive Plan and
(iii) issue shares pursuant to the Company's 2000 Employee Stock Purchase Plan.

         SECTION 5. COSTS AND EXPENSES.

         The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriter copies of the Registration Statement, the Prospectus and this Agreement; the filing fees of the Commission; the filing fees and expenses incident to securing any required review by the NASD of the terms of the sale of the Shares; and the fees and expenses incurred with respect to the listing of the Shares on the Nasdaq Stock Market. The Company shall not, however, be required to pay for any of the Underwriter' expenses except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Underwriter pursuant to Section 6 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of the Underwriter, then the Company shall reimburse the Underwriter for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing its obligations hereunder; but the Company shall in no event be liable to the Underwriter for damages on account of loss of anticipated profits from the sale by it of the Shares.

         SECTION 6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITER.

         The obligations of the Underwriter to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy in all material respects, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company in all material respects, of its covenants and obligations hereunder and to the following additional conditions:

         (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424, and any request of the


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Commission for additional information (to be included in the Registration
Statement or otherwise) shall have been disclosed to the Underwriter and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission.

         (b) (i) The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Palmer & Dodge LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter to the effect that:

                  (A) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, and hold under lease, its properties and conduct its business as described in the Prospectus.

                  (B) The Shares conform in all material respects to the description thereof contained in the Prospectus; and the certificates for the Shares are in due and proper form.

                  (C) The Shares to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no statutory preemptive rights of stockholders or, to the best of such counsel's knowledge, any other preemptive rights exist with respect to any of the Shares or the issue and sale thereof.

                  (D) The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

                  (E) The Registration Statement, the Prospectus and each amendment or supplement thereto filed with the Commission on or prior to the date of such opinion comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder in effect as of the time of such filing (except that such counsel need express no opinion as to the financial statements, schedules and other financial information included therein).

                  (F) Each document incorporated by reference in the Registration Statement, the Prospectus and each amendment or supplement thereto filed with the

                  Commission on or prior to the date of such opinion complied as to form at the time of such filing in all material respects with the applicable requirements (if any) of the Exchange Act and the applicable rules and regulations thereunder in effect as of the date of such filing (except that such counsel need express no opinion as to the financial statements, schedules and other financial information included therein).

                  (G) The conditions for the use of Form S-3 as the proper form for the Registration Statement have been satisfied.

                  (H) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated, do not and will not violate the Certificate of Incorporation or By-Laws of the Company, or result in a breach of any of the terms or provisions of, or constitute a default under, any material agreement or instrument of which such counsel has knowledge to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound (each a "Contractual Obligation"), and which conflict, breach or default could reasonably be expected to result in a Material Adverse Change.

                  (I) This Agreement has been duly authorized, executed and delivered by the Company.

                  (J) Except for approvals, consents, orders, authorizations, designations, declarations or filings which have been waived, or which have been obtained or made, no approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions herein contemplated (other than as may be required by the NASD or as required by State securities and Blue Sky laws as to which such counsel need express no opinion).

                  (K) The Company is not, and will not become as a result of the consummation of the transactions contemplated by this Agreement, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and has not been an "investment company" at any time since 1988.

                  In rendering such opinion, Palmer & Dodge LLP may rely as to matters governed by the laws of states other than the Delaware General Corporate Law or Federal laws on local counsel in such jurisdictions provided that in each case Palmer & Dodge LLP shall state that they believe that they and the Underwriter are justified in relying on such other counsel and such other counsel's opinion is also delivered to the Underwriter. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes them to believe that (A) the Registration Statement, as of the time it became effective under the Act and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Prospectus or any supplement thereto, on the date it was filed pursuant to Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (except that such counsel need express no view as to financial statements and the notes thereto, schedules and other financial and statistical information included or incorporated by reference therein). With respect to such statement, Palmer & Dodge LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

                  (ii) The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, L.L.P., counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter to the effect that:

                  (A) Based upon appropriate certificates of public officials (which shall be furnished to the Underwriter with the opinion), each of the Subsidiaries incorporated or organized as a corporation, partnership or limited liability company has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with corporate or other organizational power and authority to own, and hold under lease, its properties and conduct its business as described in the Prospectus.

                  (B) Based upon appropriate certificates of public officials (which shall be furnished to the Underwriter with the opinion), the Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each of the jurisdictions in which the conduct of its business requires such qualification, except to the extent that the failure to qualify would not, in the aggregate, reasonably be expected to result in a Material Adverse Change.

                  (C) The outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. To the best knowledge of such counsel, the shares of capital stock of the Subsidiaries are owned by the Company or one of the other Subsidiaries free and clear of all liens, encumbrances and security interests, and except as disclosed in the Registration Statement, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests of the Subsidiaries are outstanding.

                  (D) The Company's Class A and Class B Common Stock have been duly authorized; the outstanding shares of its Class A Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

                  (E) Such counsel does not know of any contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed, incorporated by reference or described as required.

                  (F) Such counsel knows of no material legal proceedings or regulatory or other claims pending or threatened against the Company or the Subsidiaries of a character required to be reflected in the Prospectus that are not set forth in the Prospectus.

                  In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes them to believe that (A) the Registration Statement, as of the time it became effective under the Act and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Prospectus or any supplement thereto, on the date it was filed pursuant to Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (except that such counsel need express no view as to financial statements and the notes thereto, schedules and other financial and statistical information included or incorporated by reference therein).

                  (iii) The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of James R. McIlwain, Esquire, general counsel of the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter to the effect that: The statements in the Prospectus under the caption "Risk Factors -- Our operations are impacted by the regulation of outdoor advertising" and statements in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 under the caption "Business -- Regulation" insofar as such statements constitute a summary of regulatory matters relating to the outdoor advertising industry, fairly describe the regulatory matters relating to such industry.

                  In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes him to believe that (A) the Registration Statement, as of the time it became effective under the Act and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Prospectus or any supplement thereto, on the date it was filed pursuant to Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made not misleading (except that such counsel need express no view as to financial statements, and the notes thereto, schedules and other financial and statistical information included or incorporated by reference therein).

         (c) The Underwriter shall have received from Chadbourne & Parke LLP, counsel for the Underwriter, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (C), (D), (E) and (I) of Paragraph (b)(i) of this Section 6, and that the Company is a validly existing corporation in good standing under the laws of the State of Delaware. In rendering such opinion Chadbourne & Parke LLP may rely as to all matters governed other than by the laws of the State of New York, the Delaware General Corporation Law or Federal laws on the opinion of counsel referred to in paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (A) the Registration Statement, as of the time it became effective under the Act and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, and (B) the Prospectus or any supplement thereto, on the date it was filed pursuant to Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included or incorporated by reference therein). With respect to such statement, Chadbourne & Parke LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

         (d) The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, a signed letter with respect to the financial statements of the Company and certain financial information relating to the Company included or incorporated by reference in the Registration Statement and the Prospectus from KPMG LLP, dated the Closing Date or the Option Closing Date, as the case may be, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter signed by such firm and dated and delivered to the Underwriter on the date hereof, that nothing has come to their attention during the period from the date five days prior to the date hereof, to a date not more than three days prior to the Closing Date or the Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered on the Closing Date or the Option Closing Date, as the case may be. Such letter shall be in form and substance satisfactory to the Underwriter. The letter from KPMG LLP shall confirm that they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited balance sheet data of the Company as of September 30, 2000 and the unaudited income and cash flow information of the Company for the nine month periods ended September 30, 1999 and 2000, included in the Registration Statement.

         (e) The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, a signed letter from PricewaterhouseCoopers LLP, dated the Closing Date or the Option Closing Date, as the case may be, relating to certain financial statements of Chancellor Media Outdoor Corporation, The Outdoor Division of Whiteco Industries, Inc., Martin Media L.P. and Martin & MacFarlane, Inc., incorporated by reference in the Registration Statement and the Prospectus, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter signed by such firm and dated and delivered to the Underwriter on the date hereof, that nothing has come to their attention during the period from the date five days prior to the date hereof, to a date not more than three days prior to the Closing Date or the Option Date, as the case may be, which would require any change in their letter dated the date hereof if such letter were required to be dated and delivered on the Closing Date or the Option Closing Date, as the case may be. Such letter shall be in form and substance satisfactory to the Underwriter.

         (f) The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, a signed letter from BDO Seidman LLP, dated the Closing Date or the Option Closing Date, as the case may be, relating to certain financial statements of The Outdoor Advertising Division of Whiteco Industries, Inc., incorporated by reference in the Registration Statement and the Prospectus, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter signed by such firm and dated and delivered to the Underwriter on the date hereof, that nothing has come to their attention during the period from the date five days prior to the date hereof, to a date not more than three days prior to the Closing Date or the Option Date, as the case may be, which would require any change in their letter dated the date hereof if such letter were required to be dated and delivered on the Closing Date or the Option Closing Date, as the case may be. Such letter shall be in form and substance satisfactory to the Underwriter.

         (g) The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, a signed letter from Barbich, Longcrier, Hooper & King, dated the Closing Date or the Option Closing Date, as the case may be, relating to certain financial statements of Martin & MacFarlane, Inc., incorporated by reference in the Registration Statement and the Prospectus, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter signed by such firm and dated and delivered to the Underwriter on the date hereof, that nothing has come to their attention during the period from the date five days prior to the date hereof, to a date not more than three days prior to the Closing Date or the Option Date, as the case may be, which would require any change in their letter dated the date hereof if such letter were required to be dated and delivered on the Closing Date or the Option Closing Date, as the case may be. Such letter shall be in form and substance satisfactory to the Underwriter.

         (h) The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, a signed letter from Arthur Andersen, LLP, dated the Closing Date or the Option Closing Date, as the case may be, relating to certain financial statements of Martin Media L.P. and Martin & MacFarlane, Inc., incorporated by reference in the Registration Statement and the Prospectus, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter signed by such firm and dated and delivered to the Underwriter on the date hereof, that nothing has come to their attention during the period from the date five days prior to the date hereof, to a date not more than three days prior to the Closing Date or the Option Date, as the case may be, which would require any change in their letter dated the date hereof if such letter were required to be dated and delivered on the Closing Date or the Option Closing Date, as the case may be. Such letter shall be in form and substance satisfactory to the Underwriter.

         (i) The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents in such capacity as follows:

                  (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission.

                  (ii) He does not know of any litigation instituted or threatened against the Company or any of the Subsidiaries of a character required to be disclosed in the Registration Statement which is not so disclosed; he does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed; and the representations and warranties of the Company contained in Section 1 hereof are true and correct in all material respects as of the Closing Date or the Option Closing Date, as the case may be.

                  (iii) He has carefully examined the Registration Statement and the Prospectus and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement, including any documents incorporated by reference therein, were true and correct in all material respects, and such Registration Statement and Prospectus or any document incorporated by reference therein did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances in which they were made, not misleading and, in his opinion, since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

         (j) The Company shall have furnished to the Underwriter such further certificates and documents confirming the representations and warranties contained herein and related matters as the Underwriter may reasonably have requested.

         (k) The Firm Shares, and Option Shares, if any, have been approved for listing upon official notice of issuance on the Nasdaq Stock Market, if required.

         (l) The Underwriter shall have received from each executive officer, director and stockholder of the Company listed on Schedule II a letter or letters, in form and substance satisfactory to the Underwriter, pursuant to which such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Stock or derivative of Common Stock owned by such person (or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of this Agreement, except with the prior written consent of the Underwriter or except as may be expressly permitted by the terms of such letter or letters.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Underwriter and to Chadbourne & Parke LLP, counsel for the Underwriter.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriter hereunder may be terminated by the Underwriter by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriter shall not be under any obligation to each other (except to the extent provided in Sections 5, 8 and 9 hereof).

         SECTION 7. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

         The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

         SECTION 8. INDEMNIFICATION

         (a) Indemnification of the Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of the Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter or such controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse the Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Underwriter) as such expenses are reasonably incurred by the Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to the Prospectus, the foregoing indemnity agreement shall not inure to the benefit of the Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling the Underwriter, if copies of an amendment or supplement to such Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of such amendment or supplement was not sent or given by or on behalf of the Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if such amendment or supplement would have cured the defect contained in the Prospectus giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

         (b) Indemnification of the Company, its Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriter has furnished to the Company expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement thereto) are the statements set forth as [the second and sixth] paragraphs under the caption "Underwriting" in the Prospectus Supplement; and the Underwriter confirms that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Underwriter may otherwise have.

         (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Underwriter in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         SECTION 9. CONTRIBUTION.

         If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting compensation actually received by the Underwriter. The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriter, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

         The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

         SECTION 10. NOTICES.

         All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriter:

         Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, New York  10036

         with a copy to:

         Chadbourne & Parke LLP
         30 Rockefeller Plaza
         New York, New York  10112-0127
         Attention:  Claude S. Serfilippi

If to the Company:

         Lamar Advertising Company
         5551 Corporate Boulevard
         Baton Rouge, Louisiana, 70808
         Facsimile:  (504) 926-1005
         Attention:  Kevin P. Reilly, Jr., President

         with a copy to:

         Palmer & Dodge LLP
         One Beacon Street
         Boston, MA 02108
         Facsimile:  (617) 227-4420
         Attention:  Paul M. Kinsella

Any party hereto may change the address for receipt of communications by giving written notice to the others.

         SECTION 11. TERMINATION.

         This Agreement may be terminated by you by notice to the Company as follows:

         (a) at any time after the date hereof and prior to the Closing if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole or the earnings, business affairs, management or business prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency after the date hereof or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, make the offering or delivery of the Shares impracticable, (iii) trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited (other than limitations on hours or numbers of days of trading) or minimum prices shall have been established for securities on either such Exchange, (iv) declaration of a banking moratorium by either federal or New York State authorities, (v) any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g)
under the Securities Exchange Act of 1934, as amended); (vi) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States or elsewhere; or (vii) any litigation or proceeding is pending or threatened against the Underwriter which seeks to enjoin or otherwise restrain, or seeks damages in connection with, or questions the legality or validity of this Agreement or the transactions contemplated hereby; or

         (b) as provided in Sections 6 and 9 of this Agreement.

This Agreement also may be terminated by you, by notice to the Company as to any obligation of the Underwriter to purchase the Option Shares, upon the occurrence at any time prior to the Option Closing Date of any of the events described in subparagraph (a) above or as provided in Sections 6 and 9 of this Agreement.

         SECTION 12. SUCCESSORS.

         This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from the Underwriter merely by reason of such purchase.

         SECTION 13. PARTIAL UNENFORCEABILITY.

         The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 14. GOVERNING LAW PROVISIONS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

         SECTION 15. GENERAL PROVISIONS.

         This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement and the Prospectus (and any amendments and supplements thereto), as required by the Act and the Exchange Act.

             [The remainder of this page intentionally left blank.]

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                        Very truly yours,

                                        LAMAR ADVERTISING COMPANY


                                        By: /s/ Keith A. Istre
                                           --------------------------------
                                            Name:  Keith A. Istre
                                            Title:  Chief Financial Officer

         The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter in New York, New York as of the date first above written.


MORGAN STANLEY & CO. INCORPORATED


By:  /s/ Daniel Klausner
   ------------------------------
     Name:  Daniel Klausner
     Title:  Principal

                                   SCHEDULE I

                   Subsidiaries of Lamar Advertising Company*



                                                                             STATE OR OTHER JURISDICTION OF
             NAME                                                            INCORPORATION OR ORGANIZATION
             ----                                                            -----------------------------

Lamar Media Corp.                                                                       Delaware
Interstate Logos, Inc.                                                                  Delaware
American Signs, Inc.                                                                   Washington
Canadian TODS Limited                                                              Nova Scotia, Canada
Colorado Logos, Inc.                                                                    Colorado
Delaware Logos, LLC                                                                     Delaware
Dowling Company, Incorporated                                                           Virginia
Florida Logos, Inc.                                                                      Florida
Hardin Development Corporation                                                           Florida
Kansas Logos, Inc.                                                                       Kansas
Kentucky Logos, LLC                                                                     Kentucky
Lamar Advertising of Ashland, Inc.                                                      Kentucky
Lamar Advertising of Colorado Springs, Inc.                                             Colorado
Lamar Advertising of Kentucky, Inc.                                                     Kentucky
Lamar Advertising of Michigan, Inc.                                                     Michigan
Lamar Advertising of South Dakota, Inc.                                               South Dakota
Lamar Advertising of West Virginia, Inc.                                              West Virginia
Lamar Advertising of Youngstown, Inc.                                                   Delaware
Lamar Air, L.L.C.                                                                       Louisiana
Lamar Electrical, Inc.                                                                  Louisiana
Lamar Martin Corporation                                                                Delaware
Lamar MW Sign Corporation                                                               Delaware
Lamar Nevada Sign Corporation                                                           Delaware
Lamar OCI North Corporation                                                             Delaware
Lamar OCI South Corporation                                                            Mississippi
Lamar Outdoor Corporation                                                               Delaware
Lamar Pensacola Transit, Inc.                                                            Florida
Lamar Robinson, Inc.                                                                    Missouri
Lamar Tennessee, L.L.C.                                                                 Tennessee
Lamar Texas General Partner, Inc.                                                       Louisiana
Lamar Texas Limited Partnership                                                           Texas
Lamar West L.P.                                                                        California
Lamar Whiteco Outdoor Corporation                                                       Delaware
Lindsay Outdoor Advertising, Inc.                                                      California
Michigan Logos, Inc.                                                                    Michigan
Minnesota Logos, Inc.                                                                   Minnesota

                                                                             STATE OR OTHER JURISDICTION OF
             NAME                                                            INCORPORATION OR ORGANIZATION
             ----                                                            -----------------------------
Missouri Logos, LLC                                                                     Missouri
Nebraska Logos, Inc.                                                                    Nebraska
Nevada Logos, Inc.                                                                       Nevada
New Mexico Logos, Inc.                                                                 New Mexico
Ohio Logos, Inc.                                                                          Ohio
Outdoor Promotions West, LLC                                                            Delaware
Parsons Development Company                                                              Florida
Revolution Outdoor Advertising, Inc.                                                     Florida
Scenic Outdoor Marketing & Consulting, Inc.                                            California
South Carolina Logos, Inc.                                                           South Carolina
Tennessee Logos, Inc.                                                                   Tennessee
Texas Logos, Inc.                                                                         Texas
TLC Properties II, Inc.                                                                   Texas
TLC Properties, Inc.                                                                    Louisiana
TLC Properties, L.L.C.                                                                  Louisiana
Transit America Las Vegas, L.L.C.                                                       Delaware
Triumph Outdoor Holdings, LLC                                                           Delaware
Triumph Outdoor Louisiana, LLC                                                          Delaware
Triumph Outdoor Rhode Island, LLC                                                       Delaware
Utah Logos, Inc.                                                                          Utah
Virginia Logos, Inc.                                                                    Virginia
The Lamar Company, L.L.C.                                                               Louisiana
Lamar Advertising of Penn, LLC                                                          Delaware
Lamar Advertising of Louisiana, L.L.C.                                                  Louisiana
Lamar Florida, Inc.                                                                      Florida
Lamar Advan, Inc.                                                                     Pennsylvania
Lamar Advertising of Iowa, Inc.                                                           Iowa
Lamar T.T.R., L.L.C.                                                                     Arizona
Lamar Advertising of Macon, L.L.C.                                                      Louisiana
Outdoor West, Inc. of Tennessee                                                          Georgia
Outdoor West, Inc. of Georgia                                                            Georgia
Lamar Advertising of Texas, Inc.                                                        Delaware
Lamar Advantage GP Company, LLC                                                         Delaware
Lamar Advantage LP Company, LLC                                                         Delaware

                                                                             STATE OR OTHER JURISDICTION OF
             NAME                                                            INCORPORATION OR ORGANIZATION
             ----                                                            -----------------------------

Lamar Advantage Outdoor Company, L.P.                                                   Delaware
Lamar Advantage Holding Company                                                         Delaware
Lamar Ember, Inc.                                                                         Texas
Lamar Oklahoma Holding Company, Inc.                                                    Oklahoma
Lamar Advertising of Oklahoma, Inc.                                                     Oklahoma
Lamar Benches, Inc.                                                                     Oklahoma
Lamar I-40 West, Inc.                                                                   Oklahoma
Georgia Logos, L.L.C.                                                                    Georgia
Mississippi Logos, L.L.C.                                                              Mississippi
New Jersey Logos, L.L.C.                                                               New Jersey
Oklahoma Logos, L.L.C.                                                                  Oklahoma
Interstate Logos, L.L.C.                                                                Louisiana
Lamar Aztec, Inc.                                                                       Michigan
LC Billboard L.L.C.                                                                     Delaware
Lamar KYO, Inc.                                                                        Mississippi
Lamar Ohio Outdoor Holding Corp.                                                          Ohio
Stewart Advertising, Inc.                                                               Colorado
Lamar Springfield, Inc.                                                                 New York
Lamar Wright Poster Corp.                                                             Pennsylvania
Missouri Logos, a Partnership                                                           Missouri




   * All subsidiaries are 100% owned by Lamar Advertising Company, except for Missouri Logos, a Partnership, in which Lamar Advertising Company holds a
                         66 2/3% partnership interest.

                                   SCHEDULE II

                                 Lock-Up Letters



Reilly Family Limited Partnership
Kevin P. Reilly Jr.
Keith A. Istre
Sean E. Reilly
Wendell S. Reilly
Gerald H. Marchand
T. Everett Stewart, Jr.
Charles W. Lamar III
Ann R. Cullinan
Stephen Mumblow
John Maxwell Hamilton
Thomas Reifenheiser